Exhibit 99.2

Supplemental Operating and Financial Data
For the Quarter Ended
September 30, 2003

Maguire Properties, Inc.

Third Quarter 2003

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Maguire Properties, Inc.

Third Quarter 2003

CORPORATE DATA

Maguire Properties, Inc.

Third Quarter 2003

COMPANY BACKGROUND

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is one of the largest owners, managers and developers of first-class office properties in the Los Angeles metropolitan area, with a significant presence in three submarkets: Los Angeles Central Business District, Tri-Cities (Pasadena, Burbank and Glendale) and Cerritos. The Company’s predecessor was founded in 1965 by Robert F. Maguire III and has developed over 30 million square feet of office properties nationally.

On June 27, 2003, we closed our initial public offering of 36,510,000 shares of common stock raising over $693 million in gross proceeds. On July 8, 2003, we issued an additional 5,476,500 shares of common stock as a result of the exercise of the underwriters’ over-allotment option. We received an additional $104 million of gross proceeds.

On August 29, 2003, we completed the acquisition of the remaining interests that we did not already own in Glendale Center, consisting of BankAmerica Realty Services Inc.’s 70% interest and Disney Enterprises’ distribution participation interest in the property. We also completed the defeasance of the existing $37 million property mortgage. As a result of this transaction, we now hold a 100% interest in the property.

On October 14, 2003, we completed an $80 million, 10-year interest-only mortgage financing at a fixed rate of 5.73% for Glendale Center.

We currently own a portfolio totaling approximately 9.4 million feet consisting of eight office properties with approximately 6.1 million net rentable square feet, one 350-room hotel with 266,000 square feet, and total on and off-site parking of approximately 3.1 million feet, accommodating a capacity of over 10,700 vehicles. We also own an undeveloped two-acre land parcel adjacent to an existing office property that we believe can support approximately 300,000 net rentable square feet of office development.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC). Additional information about us and our properties is also available at our website www.maguireproperties.com.

Maguire Properties, Inc.

Third Quarter 2003

INVESTOR INFORMATION

555 West Fifth Street
Suite 5000
Los Angeles, CA 90013-1010
(213) 626-3300
(213) 687-4758 (fax)

- SENIOR MANAGEMENT -

Robert F. Maguire III	Chairman of the Board and Co-CEO	Robert P. Goodwin	SVP, Development
Richard I. Gilchrist	President and Co-CEO	Daniel F. Gifford	SVP, Asset Management
Dallas E. Lucas	Executive Vice President, Chief Financial Officer	Tony Morales	SVP, Leasing
Mark T. Lammas	SVP, General Counsel	Timothy H. Walker	SVP, Marketing
Javier F. Bitar	SVP, Finance	Peggy M. Moretti	VP, Investor Relations

- CORPORATE -

Investor Relations Contact: Peggy M. Moretti (213) 626-3300
Please visit our corporate website at: www.maguireproperties.com

EQUITY RESEARCH COVERAGE

A.G. Edwards & Sons	David AuBuchon	(314) 955-5452
Banc of America Securities	Lee Schalop	(212) 847-5677
Credit Suisse First Boston	Jay Haberman	(212) 538-5250
Deutsche Bank Alex. Brown	Louis Taylor	(212) 469-4912
Green Street Advisors	Jim Sullivan	(949) 640-8780
Raymond James & Associates	Paul Puryear	(727) 567-3800
Salomon Smith Barney	Jonathan Litt	(212) 816-0231
UBS Warburg	Keith Mills	(212) 713-3098
Wachovia Securities	Christopher Haley	(443) 263-6773

TRANSFER AGENT

Continental Stock Transfer and Trust Company
17 Battery Place
8th Floor
New York, NY 10004
(212) 845-3215

TIMING

Quarterly results for the remainder of 2003 will be announced according to the following anticipated schedule:

Fourth Quarter	Early February

Maguire Properties, Inc.

Third Quarter 2003

COMMON STOCK DATA (NYSE: MPG)

Maguire Properties’ common stock is traded primarily on the New York Stock Exchange under the symbol: MPG. MPG’s common stock since the initial public offering on June 24, 2003 has had the following characteristics (based on New York Stock Exchange closing prices):

	3rd Quarter 2003		2nd Quarter 2003 (1)

High Price	$20.65		$19.40
Low Price	$19.30		$19.00
Closing Price	$20.50		$19.25
Dividends per share — Annualized	$1.60	(2)	N/A
Closing Dividend Yield — Annualized	7.80%		N/A
Closing Shares and Limited Partnership Units Outstanding (thousands)	53,645		48,168
Closing Market Value of Shares and Limited Partnership Units Outstanding (thousands)	$1,099,724		$927,246

(1)	MPG’s common stock since the initial public offering on June 24, 2003 through June 30, 2003 (based on New York Stock Exchange closing prices).

(2)	This dividend consists of our regular quarterly dividend of $0.40 per common share for the period from July 1, 2003 through September 30, 2003. An additional amount of $0.0176 per common share covering the period from the completion of our initial public offering on June 27, 2003 through June 30, 2003 was included in the dividend declared during the third quarter.

DIVIDEND PER SHARE

3rd Quarter 2003

Amount	$0.4176	(1)
Declared	September 15, 2003
Record	September 30, 2003
Paid	October 31, 2003

(1)	Includes $0.0176 per common share covering the period from the completion of our initial public offering on June 27, 2003 through June 30, 2003.

Maguire Properties, Inc.

Third Quarter 2003

CONSOLIDATED FINANCIAL RESULTS

Maguire Properties, Inc.

Third Quarter 2003

FINANCIAL HIGHLIGHTS
(unaudited and in thousands, except per share amounts)

Three Months Ended
September 30, 2003

Income Items:
Revenue (1)	$62,523
Straight line rent	$659
Fair value lease revenue (2)	$567
Lease termination fees	$—
Office property operating margin (3)	67.0%
Net income	$7,196
Funds from operations (FFO) available to common shareholders (4)	$18,064
FFO per share — basic and diluted (4)	$0.43
FFO per share before loss from early extinguishment of debt — basic and diluted (4)	$0.48
Net income per share — basic and diluted	$0.17
Dividends declared per share	$0.40
Ratios:
Interest coverage ratio (5)	3.27
Interest coverage ratio before loss from early extinguishment of debt (6)	3.50
FFO payout ratio (7)	93.0%
FFO payout ratio before loss from early extinguishment of debt (8)	83.8%
Capitalization:
Total consolidated debt	$985,000
Common stock price @ quarter end	$20.50
Equity value @ quarter end (9)	$1,099,724
Total market capitalization	$2,084,724
Debt / total market capitalization	47.2%

(1)	Includes gross revenue from hotel operations of $4,392 for the three months ended September 30, 2003.

(2)	Represents the net adjustment for above and below market leases which are being amortized over the term of the respective leases at the investment date.

(3)	Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance expense and real estate taxes) / rental, tenant reimbursement and parking revenues.

(4)	For a definition and discussion of FFO, see page 27. For a quantitative reconciliation of the differences between FFO and net income, see page 11.

(5)	Calculated as earnings before interest, taxes and depreciation and amortization, or EBITDA, of $34,424 divided by cash interest expense of $10,525. For a discussion of EBITDA, see page 27. For a quantitative reconciliation of the differences between EBITDA and net income, see page 12.

(6)	Calculated as EBITDA before loss on extinguishment of debt of $36,855, divided by cash interest expense of $10,525.

(7)	Calculated as dividend declared per share divided by FFO per share.

(8)	Calculated as dividend declared per share divided by FFO before loss on extinguishment of debt per share.

(9)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our stock.

Maguire Properties, Inc.

Third Quarter 2003

CONSOLIDATED AND COMBINED BALANCE SHEETS
(in thousands)

	September 30, 2003	June 30, 2003	December 31, 2002

	(unaudited)	(unaudited)
Assets
Investment in real estate, net	$1,336,509	$1,267,527	$549,384
Cash and cash equivalents including restricted cash	92,918	95,288	27,283
Rents, deferred rents and other receivables	23,220	16,517	17,116
Deferred charges, net	89,401	68,227	17,979
Other assets	22,266	16,840	10,277

Total assets	$1,564,314	$1,464,399	$622,039

Liabilities and stockholders’ equity and owners’ deficit
Loans payable	$985,000	$985,000	$658,038
Losses and distributions in excess of investments in real estate entities and loans payable to such entities	—	16,172	78,609
Dividends and distributions payable	22,402	—	—
Accounts payable, accrued interest payable and other liabilities	74,718	73,086	40,461
Acquired lease obligations	42,855	39,380	4,099

Total liabilities	1,124,975	1,113,638	781,207

Minority deficit	—	—	(12,889)
Minority interests	90,082	80,097	—
Stockholders’ equity and owners’ deficit
Common stock and additional paid in capital	407,427	321,933	—
Accumulated deficit and dividends	(56,854)	(46,242)	—
Unearned and accrued stock compensation	(5,389)	(5,997)	—
Accumulated other comprehensive income	4,073	970	—
Owners’ deficit	—	—	(146,279)

Total stockholders’ equity and owners’ deficit	349,257	270,664	(146,279)

Total liabilities and stockholders’ equity and owners’ deficit	$1,564,314	$1,464,399	$622,039

Maguire Properties, Inc.

Third Quarter 2003

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended

	September 30, 2003	June 30, 2003 (1)	March 31, 2003

Revenue:
Rental	$33,986	$15,691	$14,398
Tenant reimbursements	16,070	6,028	7,279
Hotel operations	4,392	4,425	4,488
Parking	6,371	2,824	3,040
Management, leasing and development services to affiliates	1,313	882	1,488
Other	391	2,788	445

Total revenue	62,523	32,638	31,138

Expenses:
Rental property operating and maintenance	13,857	6,278	6,612
Hotel operating and maintenance	3,287	3,295	3,505
Real estate taxes	4,757	1,702	1,575
General and administrative	3,450	18,779	4,022
Depreciation and amortization	13,696	6,280	5,511
Interest	11,650	13,596	12,097
Loss from early extinguishment of debt	2,431	50,996	—
Other	286	11,838	144

Total expenses	53,414	112,764	33,466

Income (loss) before equity in net income (loss) of real estate entities	9,109	(80,126)	(2,328)
Equity in net (loss) income of real estate entities	(31)	760	894

Income (loss) before minority interests	9,078	(79,366)	(1,434)
Minority interests	(1,882)	13,553	(144)

Net income (loss)	$7,196	$(65,813)	$(1,578)

Net Income per share — basic and diluted	$0.17

Weighted-average shares outstanding — basic	41,913,231

Weighted-average shares outstanding — diluted	41,974,245

(1)	Represents combined operating results for Maguire Properties, Inc. for the four day period from June 27, 2003 to June 30, 2003 and the Maguire Properties Predecessor for the period from April 1, 2003 to June 26, 2003. The operating results for the quarter ended June 30, 2003 are not comparable to future expected operating results of the company since they include various offering-related charges.

Maguire Properties, Inc.

Third Quarter 2003

FUNDS FROM OPERATIONS (1)
(in thousands, except for per share amounts)
(unaudited)

Three Months Ended
September 30, 2003

Reconciliation of net income to funds from operations:
Net income	$7,196
Adjustments:
Minority interests	1,882
Real estate depreciation and amortization	13,584
Share of real estate depreciation and amortization of an unconsolidated property	117

Funds from operations (FFO)	$22,779

Company share of FFO (2)	$18,064

FFO per share — basic and diluted	$0.43

Weighted-average shares outstanding — basic	41,913,231

Weighted-average shares outstanding — diluted	41,974,245

Funds from operations for the three months ended September 30, 2003 was decreased by $2,431, which represents a loss on the extinguishment of debt resulting from the defeasance of the Glendale Center mortgage in connection with the acquisition of interests in the property. Absent the impact of this item, FFO per share would have been $0.48, calculated as follows:

Funds from operations (FFO)	$22,779
Add: loss from early extinguishment of debt associated with the purchase of interests in real estate	2,431

FFO before loss from early extinguishment of debt	$25,210

Company share of FFO before loss from early extinguishment of debt (2)	$19,992

FFO per share before loss from early extinguishment of debt — basic and diluted	$0.48

Other Financial Information:
Non-real estate depreciation	112
Amortization of deferred financing fees	1,125
Non-cash stock compensation	642
Straight-line rents	(659)
Fair value lease revenue	(567)
Capital lease principal payments	(261)
Capitalized payroll	(294)
Non-recoverable capital expenditures	(6)
Recoverable capital expenditures	(248)
Hotel improvements, equipment upgrades and replacements	(114)
2nd generation tenant improvements and leasing commissions (3)	(929)

(1)	For the definition and computation method of FFO, see page 27.

(2)	Based on a weighted-average 79.30% interest in operating partnership for three months ended September 30, 2003.

(3)	Excludes 2nd generation tenant improvements and leasing commissions of $14.6M that were fully reserved in connection with the Offering.

Maguire Properties, Inc.

Third Quarter 2003

EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION AND AMORTIZATION (1)
(in thousands, except for per share amounts)
(unaudited)

		Three Months Ended
		September 30, 2003

Reconciliation of net income to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net Income		$7,196
Add:	minority interest	1,882
	interest expense	11,650
	depreciation and amortization	13,696

EBITDA		$34,424

EBITDA for the three months ended September 30, 2003 was decreased by $2,431, which represents a loss on extinguishment of debt resulting from the defeasance of the Glendale Center mortgage in connection with the acquisition of interests in the property. Absent the impact of this item, EBITDA would have been $36,855, calculated as follows:

EBITDA	$34,424
Add: loss from early extinguishment of debt	2,431

EBITDA before loss from early extinguishment of debt	$36,855

(1)	For the definition and discussion of EBITDA, see page 27.

Maguire Properties, Inc.

Third Quarter 2003

CAPITAL STRUCTURE

Consolidated Debt
(in thousands)

Aggregate Principal
September 30, 2003

Mortgage and Other Secured Loans Payable	$985,000
Secured Credit Facility	—

Total Debt	$985,000

Equity
(in thousands)

	Shares & Units
	Outstanding	Market Value (1)

Common Stock	42,646	$874,237
Operating Partnership Units	10,999	225,487

Total Equity	53,645	1,099,724

Total Market Capitalization		$2,084,724

(1)	Value based on September 30, 2003 closing price of $20.50.

Maguire Properties, Inc.

Third Quarter 2003

DEBT SUMMARY

Consolidated Debt Analysis
(in thousands)

		Principal Balance as of		Interest Rate as of
	Maturity Date	September 30, 2003	% of Debt	September 30, 2003

Floating Rate Debt
Gas Company Tower & 808 South Olive		$280,000	28.43%	3.70%
Floating rate debt	June 27, 2008	30,000	3.05%	7.50%
Interest rate swapped debt	June 27, 2007	250,000	25.38%	3.25%
KPMG Tower		195,000	19.80%	3.47%
Floating rate debt	August 31, 2005	123,000	12.49%	2.99%
Interest rate swapped debt	August 31, 2005	72,000	7.31%	4.28%
Credit Facility	June 27, 2006	—	0.00%	3.03%
Interest rate swapped debt		(322,000)	(32.69)%	3.48%

Total Unhedged Floating Rate Debt		$153,000	15.53%	3.88%
Fixed Rate and Hedged Variable Rate Debt
US Bank Tower	June 27, 2013	260,000	26.40%	4.66%
Wells Fargo Tower	June 26, 2010	250,000	25.38%	4.68%
Interest rate swapped debt		322,000	32.69%	3.48%

Total Fixed Rate and Hedged Variable Rate Debt		$832,000	84.47%	4.21%

Total Consolidated Debt		$985,000	100.00%	4.16%

Credit Facility
(in thousands)

	Maximum Available	Currently Available	Drawn

Secured Line of Credit	$100,000	$75,000	$0

Debt Maturities
(in thousands)

Property	2003	2004	2005		2006	2007		Thereafter	Total

US Bank Tower	$—	$—	$—		$—	$—		$260,000	$260,000
Gas Company Tower	—	—	—		—	250,000	(2)	30,000	280,000
Wells Fargo Tower	—	—	—		—	—		250,000	250,000
KPMG Tower	—	—	195,000	(1)	—	—		—	195,000

Total	$—	$—	$195,000		$—	$250,000		$540,000	$985,000

Weighted Average Rates	0.00%	0.00%	3.47%		0.00%	3.25%		4.83%	4.16%

(1)	Two one-year extension options available.

(2)	A one-year extension option available.

Floating vs Fixed Rate Debt
as of September 30, 2003

Financial Ratios

Interest coverage (a)	3.27
Interest coverage before loss on extinguishment of debt (b)	3.50
Fixed charge coverage (c)	3.19
Fixed charge coverage before loss on extinguishment of debt (d)	3.42
Debt to Market Capitalization (e)	47.2%

(a)	EBITDA divided by cash interest expense.

(b)	EBITDA before loss on early extinguishment of debt divided by cash interest expense.

(c)	Same as (a) except denominator includes regular debt amortization.

(d)	Same as (b) except denominator includes regular debt amortization. For a discussion of fixed charge coverage, see page 28.

(e)	Mortgage debt and other loans divided by mortgage debt and other loans plus the market value of outstanding common stock and operating partnership units, assuming the conversion of operating partnership units into shares of our common stock.

Maguire Properties, Inc.
Third Quarter 2003

PORTFOLIO DATA

Maguire Properties, Inc.

Third Quarter 2003
PORTFOLIO OVERVIEW — SQUARE FOOTAGE
Rentable Square Feet of Office Properties by Location

	Property SF

Los Angeles Central Business District
US Bank Tower	1,374,883
Gas Company Tower & 808 South Olive	1,335,957
Wells Fargo Tower	1,380,519
KPMG Tower	1,119,248

Total Los Angeles Central Business District	5,210,607

Tri-Cities
Pasadena — Plaza Las Fuentes	183,614
Glendale — Glendale Center	382,888

Total Tri-Cities	566,502

Cerritos
Cerritos Corporate Center — Phase I	221,968
Cerritos Corporate Center — Phase II	104,567

Total Cerritos	326,535

Total Office Properties	6,103,644	(1)

Hotel Property

	Number of
	Rooms	Hotel SF

Westin Hotel, Pasadena, CA	350	266,000

Garage Properties

	Vehicle
	Capacity	Garage SF

On-Site Parking
US Bank Tower	513	230,650
Gas Company Tower	1,161	319,581
Wells Fargo Tower	1,393	426,926
KPMG Tower	820	251,313
Glendale Center	1,400	486,287
Cerritos Corporate Center — Phase I	769	221,856
Cerritos Corporate Center — Phase II	696	194,434
Off-Site Garages
808 South Olive Garage	928	345,933
Westlawn Garage	1,047	363,906
X-2 Garage	774	248,248

Total Garage Properties	9,501 (2)	3,089,134

Total Portfolio		9,458,778

(1)	Increased from 6,098,487sf at June 30, 2003 due to additional square footage from remeasurement of new and renewed leases.

(2)	Actual vehicles under monthly contract are 10,795 due to oversell factor.

Maguire Properties, Inc.

Third Quarter 2003

PORTFOLIO LISTING — OCCUPANCY AND IN-PLACE RENTS

				Annualized	Annualized Rent
Property	Sub-Market	Square Feet	% Leased	Rent (1)	$/RSF (2)

US Bank Tower	Los Angeles Central Business District	1,374,883	90.4%	$35,752,581	$28.75
Gas Company Tower	Los Angeles Central Business District	1,335,957	96.1%	34,406,906	26.80
Wells Fargo Tower	Los Angeles Central Business District	1,380,519	88.9%	22,731,506	18.53
KPMG Tower	Los Angeles Central Business District	1,119,248	87.8%	19,168,638	19.50
Plaza Las Fuentes	Tri-Cities	183,614	95.8%	3,282,754	18.67
Glendale Center	Tri-Cities	382,888	100.0%	7,411,364	19.36
Cerritos — Phase I	Cerritos Office	221,968	100.0%	5,084,054	22.90
Cerritos — Phase II	Cerritos Office	104,567	100.0%	2,141,371	20.48

Total/Weighted Average		6,103,644	92.1%	$129,979,174	$23.12

	% Leased	% Leased
	Q3 2003	Q3 2002

US Bank Tower	90.4%	92.9%
Gas Company Tower	96.1%	93.0%
Wells Fargo Tower	88.9%	90.8%
KPMG Tower	87.8%	96.3%
Plaza Las Fuentes	95.8%	94.1%
Glendale Center	100.0%	96.8%
Cerritos — Phase I	100.0%	100.0%
Cerritos — Phase II	100.0%	100.0%

Total Portfolio	92.1%	93.7%

(1)	Annualized rent represents the annualized monthly contractual rent under existing leases as of September 30, 2003. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.

Maguire Properties, Inc.

Third Quarter 2003

MAJOR TENANTS

				% of Total		% of Aggregate	Weighted Average
		Number of	Annualized	Annualized	Total Leased	Leased Square Feet	Remaining Lease	S & P Credit Rating /
	Tenant	Locations	Rent (1)	Rent	Square Feet	of Existing Portfolio	Term in Months	National Recognition (3)

	Rated
1	Southern California Gas Company	1	$16,585,913	12.8%	558,318	9.9%	97	A+
2	Wells Fargo Bank	2	10,217,938	7.9%	432,855	7.7%	77	AA-
3	Sempra (Pacific Enterprises)	1	8,504,539	6.6%	225,756	4.0%	81	A
4	AT&T Wireless	2	7,225,425	5.6%	326,535	5.8%	119	BBB
5	Los Angeles Unified School District	2	6,165,442	4.7%	318,094	5.7%	26	AA-
6	Disney Enterprises	1	3,085,885	2.4%	156,215	2.8%	93	BBB+
7	Bank of America	2	2,608,533	2.0%	144,171	2.6%	100	A+
8	US Bank	1	2,440,483	1.9%	121,645	2.2%	141	AA-
9	Time Warner Entertainment	1	1,648,149	1.3%	70,134	1.2%	31	BBB+

	Total Rated / Weighted Average (2)		58,482,307	45.0%	2,353,723	41.9%	86

	Unrated - Nationally Recognized
10	Latham & Watkins	2	10,038,237	7.8%	351,524	6.3%	83	4th Largest US Firm
11	Morrison & Foerster	1	7,009,070	5.4%	192,775	3.4%	97	21st Largest US Firm
12	Gibson Dunn & Crutcher	1	7,753,828	6.0%	292,388	5.2%	157	15th Largest US Firm
13	Jones, Day, Reavis & Pogue	1	4,982,380	3.8%	152,166	2.7%	37	3rd Largest US Firm
14	White & Case	1	3,792,160	2.9%	94,804	1.7%	98	9th Largest US Firm
15	Munger Tolles & Olson	1	3,346,533	2.6%	125,623	2.2%	41	Prominent Regional Law Firm
16	KPMG	2	3,160,009	2.4%	199,329	3.5%	115	4th Largest US Accounting Firm
17	Bingham McCutchen	1	2,081,700	1.6%	77,604	1.4%	112	29th Largest US Firm
18	Sidley Austin Brown & Wood	1	1,633,120	1.3%	122,463	2.2%	63	5th Largest US Firm
19	Oaktree Capital Management	1	1,618,017	1.2%	99,666	1.8%	66	Prominent International Investment Firm
20	Reed Smith Crosby Heafey	1	1,129,533	0.9%	64,715	1.1%	99	54th Largest US Firm

	Total Unrated / Weighted Average (2)		46,544,587	35.8%	1,773,057	31.5%	94

	Total / Weighted Average (2)		$105,026,894	80.8%	4,126,780	73.4%	90

(1)	Annualized base rent is calculated as monthly contractual base rent under existing leases as of September 30, 2003, multiplied by 12; for those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	The weighted average calculation is based on the net rentable square feet leased by each tenant.

(3)	S&P credit ratings are as of September 30, 2003, and rankings of law firms are based on total gross revenue in 2002 as reported by American Lawyer Media’s LAW.com.

Maguire Properties, Inc.

Third Quarter 2003

PORTFOLIO TENANT CLASSIFICATION DESCRIPTION
as of September 30, 2003

Note: Percentage is based upon leased square feet.

Maguire Properties, Inc.

Third Quarter 2003

LEASE EXPIRATIONS

	Total Area in	Percentage		Percentage
	Square Feet Covered	of Aggregate		of Gross and	Current Rent
Year	by Expiring Leases	Square Feet	Annual Rent	Annual Rent	per Square Foot

Available	481,084	7.9%
2003	95,614	1.6%	$1,796,413	1.4%	$18.79
2004	225,479	3.7%	3,998,267	3.1%	17.32
2005	493,311	8.1%	12,799,336	9.8%	25.95
2006	708,150	11.6%	16,523,591	12.7%	23.33
2007	421,410	6.9%	8,862,688	6.8%	21.03
2008	226,980	3.7%	3,358,075	2.6%	14.79
2009	409,521	6.7%	10,577,427	8.1%	25.83
2010	345,126	5.7%	10,326,771	7.9%	29.92
2011	1,013,874	16.6%	24,882,208	19.1%	24.54
2012	152,257	2.5%	2,652,059	2.0%	17.42
Thereafter	1,530,838	25.1%	34,202,340	26.3%	22.34

Total	6,103,644	100.0%	$129,979,174	100.0%	$23.12

Leases Expiring in the Next 4 Quarters:
4th Quarter 2003	95,614	1.6%	$1,796,413	1.4%	$18.79
1st Quarter 2004 (1)	77,101	1.3%	$873,377	0.7%	$11.33
2nd Quarter 2004	62,170	1.0%	$1,193,654	0.9%	$19.20
3rd Quarter 2004	30,055	0.5%	$542,151	0.4%	$18.04

(1)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.

Third Quarter 2003

LEASING ACTIVITY

			For the
			Three Months Ended
			September 30, 2003	% Leased

Leased Square Feet as of June 30, 2003			5,634,924	92.4%
Expirations			(45,355)	0.7%
New Leases			25,238	0.4%
Renewals			4,617	0.1%
Increased Square Footage Due to Remeasurement			3,136	0.1%

Leased Square Feet as of September 30, 2003			5,622,560	92.1%

Cash Rent Growth (1)
Expiring Rate per Square Foot				$22.73
New / Renewed Rate per Square Foot				$22.14
Percentage Decrease				(2.6)%
GAAP Rent Growth (2)
Expiring Rate per Square Foot				$22.12
New / Renewed Rate per Square Foot				$22.18
Percentage Increase				0.3%
Weighted Average Lease Term – New (in months)				85
Weighted Average Lease Term – Renewal (in months)				14

	Square	Effective	Original GAAP	New GAAP
Early Lease Renewals / Modifications	Feet	Date	Rent	Rent

White & Case (3)	59,402	July 1, 2004	$40.00 (4)	$24.14

(1)	Represents the difference between (i) initial market rents on new and renewed leases (ii) the cash rents on those leases immediately prior to the expiration, termination or modification. Excludes new and renewed leases for spaces with more than six months of downtime. Does not include the White & Case lease modification because the modified rental rates do not become effective until July 1, 2004. See (3) below.

(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP. Does not include the White & Case modification because the modified rental rates do not become effective until July 1, 2004. See (3) below.

(3)	Pursuant to the lease modification, the lease term was extended from 8/31/2005 to 8/31/2015, the renewed square footage was increased 3,136 effective July 1, 2003 due to remeasurement, and the rental rates were modified effective July 1, 2004, as reflected above. The tenant was granted total concessions of $3.2 million as part of the lease modification.

(4)	The original GAAP rent of $40.00 psf represents the GAAP rent prior to the lease modification, but after the rents are restraightlined from the date of acquisition of the preferred equity interest in the US Bank Tower. The acquisition occurred in conjunction with the Offering on June 27, 2003. Prior to the acquisition of the preferred equity interest and restraightlining of rents, the GAAP rent was $27.17 psf.

Maguire Properties, Inc.

Third Quarter 2003

TENANT CONCESSIONS and LEASING COMMISSIONS (1)

	Q3 2003		Q2 2003	Q1 2003	2002	2001	2000

Renewals (2)
Number of Leases	2		3	4	17	12	13
Square Feet	4,617		20,243	75,439	301,767	390,228	121,958
Tenant Concession Costs per Square Foot	$—		$4.40	$39.93	$1.41	$1.13	$—
Leasing Commission Costs per Square Foot (3)	1.31		0.53	1.77	5.09	1.67	2.37
Total Tenant Concession and Leasing Commission Costs per Square Foot	$1.31		$4.93	$41.70	$6.50	$2.80	$2.37
New / Modified Leases (5)
Number of Leases	11		16	0	14	31	25
Square Feet	84,212	(5)(6)	692,884	0	135,265	695,111	305,173
Tenant Concession Costs per Square Foot	$43.04		$51.66	$—	$31.25	$36.25	$35.30
Leasing Commission Costs per Square Foot	8.77		4.34	—	7.07	6.53	6.02
Total Tenant Concession and Leasing Commission Costs per Square Foot	$51.81		$56.00	$—	$38.32	$42.78	$41.32
Total
Number of Leases	13		19	4	31	43	38
Square Feet	88,829		713,127	75,439	437,032	1,085,339	427,131
Tenant Concession Costs per Square Foot	$40.80		$50.32	$39.93	$10.65	$23.62	$25.22
Leasing Commission Costs per Square Foot (5)	8.38		4.23	1.77	5.70	4.78	4.98
Total Tenant Concession and Leasing Commission Costs per Square Foot	$49.18		$54.55	$41.70	$16.35	$28.40	$30.20

(1)	Based on leases executed during the period. Excludes leases of related parties and excludes build out costs for raw space. In conjunction with the offering, leasing reserves were established for tenant concessions and leasing commissions related to leases executed as of May 30, 2003.

(2)	Does not include retained tenants that have relocated to new space or expanded into new space.

(3)	Leasing commission costs exclude any commission paid to related parties.

(4)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

(5)	Includes costs related to White & Case lease modification for 59,402sf effective July 1, 2004.

(6)	Excludes 428sf leased to a related party.

Maguire Properties, Inc.

Third Quarter 2003

HISTORICAL CAPITAL EXPENDITURES

Office Properties

	Q3 2003	Q2 2003	Q1 2003	2002	2001	2000

Non-recoverable Capital Expenditures	$6,260	$77,999	$35,878	$697,490	$804,588	$363,650
Total Square Feet	5,777,109	5,771,952	5,716,600	5,720,536	5,678,444	5,669,215
Non-recoverable Capital Expenditures per Square Foot	$0.00	$0.01	$0.01	$0.12	$0.14	$0.06
Recoverable Capital Expenditures (1)	$248,081	$488,916	$548,393	$5,098,836	$1,434,477	$496,436
Total Square Feet	5,777,109	5,771,952	5,716,600	5,720,536	5,678,444	5,669,215
Recoverable Capital Expenditures per Square Foot	$0.04	$0.08	$0.10	$0.89	$0.25	$0.09

(1)	Recoverable capital improvements, such as equipment upgrades, are generally financed through a capital lease. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are completed.

Maguire Properties, Inc.

Third Quarter 2003

OFFICE MARKET OVERVIEW

			Q3 2003			Q2 2003			Q1 2003

			Annual	Direct	Overall	Annual	Direct	Overall	Annual	Direct	Overall
	Lease		Rent	Vacancy	Vacancy	Rent	Vacancy	Vacancy	Rent	Vacancy	Vacancy
Submarket	Type (1)		PSF (2)	Rate	Rate (3)	PSF (2)	Rate	Rate (3)	PSF (2)	Rate	Rate (3)

LACBD	NNN	(4)	$17.57	16.3%	19.6%	$18.43	16.8%	19.9%	$16.67	16.4%	19.6%
Bunker Hill	NNN		20.26	6.9%	10.4%	20.30	7.4%	11.5%	19.23	7.3%	12.3%
Tri-Cities (5)	FSG		27.47	11.4%	14.2%	27.12	11.4%	15.3%	27.58	11.9%	16.4%
Cerritos	FSG		24.36	11.2%	11.6%	24.96	14.4%	14.8%	24.84	14.8%	15.3%

[Additional columns below]

[Continued from above table, first two columns repeated]

			2002			2001			2000

			Annual	Direct	Overall	Annual	Direct	Overall	Annual	Direct	Overall
	Lease		Rent	Vacancy	Vacancy	Rent	Vacancy	Vacancy	Rent	Vacancy	Vacancy
Submarket	Type (1)		PSF (2)	Rate	Rate (3)	PSF (2)	Rate	Rate (3)	PSF (2)	Rate	Rate (3)

LACBD	NNN	(4)	$17.56	16.4%	19.6%	$17.15	12.9%	16.9%	$16.12	15.9%	20.9%
Bunker Hill	NNN		20.40	8.0%	13.8%	21.70	4.8%	8.2%	20.22	7.9%	13.6%
Tri-Cities (5)	FSG		27.86	12.1%	18.7%	26.83	10.8%	16.3%	26.55	6.2%	6.9%
Cerritos	FSG		24.84	15.4%	16.0%	20.88	4.7%	10.9%	21.36	5.2%	6.7%

Source: Cushman & Wakefield

(1)	NNN = Triple Net Lease; FSG = Full Service Gross Lease

(2)	This data represents the weighted average asking rent per square foot for available space.

(3)	This data represents the overall vacancy rate which includes sublease vacancy.

(4)	The NNN rental rates for LACBD are based on estimated annual operating expenses applied to buildings offered for lease on a triple net basis.

(5)	Tri-Cities excludes North Hollywood and Pasadena East.

Maguire Properties, Inc.

Third Quarter 2003

HOTEL PERFORMANCE

			Percent	YTD	YTD	Percent
Westin Hotel, Pasadena, CA (1)	Q3 2003	Q3 2002	Change	September 30, 2003	September 30, 2002	Change

Occupancy	75.4%	77.3%	(2.4)%	75.2%	79.7%	(5.7)%
Average Daily Rate	$119.43	$119.72	(0.2)%	$123.31	$128.30	(3.9)%
Revenue Per Available Room (REVPAR)	$90.07	$92.52	(2.6)%	$92.69	$102.22	(9.3)%
Hotel Net Operating Income (in thousands) (2)	$1,017,239	$1,024,424	(0.7)%	$2,938,926	$4,070,550	(27.8)%

HOTEL HISTORICAL CAPITAL EXPENDITURES

Westin Hotel, Pasadena, CA (1)	Q3 2003	Q2 2003		Q1 2003		2002	2001	2000

Hotel Improvements, Equipment Upgrades and Replacements	$113,871	$300,230	(3)	$527,129	(3)	$760,044	$546,543	$329,987
Total Hotel Revenue	$4,392,130	$4,424,507		$4,488,456		$20,004,807	$19,345,688	$23,878,802
Hotel Improvements as a Percentage of Hotel Revenue	2.6%	6.8%		11.7%		3.8%	2.8%	1.4%

(1)	The Westin Hotel was operated under a DoubleTree flag until it was rebranded on December 20, 2002.

(2)	Excludes hotel capital expenditures reserve.

(3)	The Westin Hotel is undergoing certain renovations through December 2005. The re-branding, upgrading and renovation costs are estimated at $10.1 million, of which $3.5 million will be funded by Westin and the remainder of which will be financed out of current and future furniture, fixture and equipment reserves and potentially from borrowings under our revolving credit facility. For the second and first quarters of 2003, renovation costs were $261,816 and $432,938, respectively.

Maguire Properties, Inc.

Third Quarter 2003

OPTION AND UNDEVELOPED PROPERTIES

			As of September 30, 2003

		Percentage		Developed / Developable
Property	Location	Leased	Acreage	Square Feet	Status

Option Properties (1)-
1733 Ocean Avenue	Santa Monica, CA	0%	N/A	91,398	Construction Complete
Western Asset Plaza	Pasadena, CA	71%	N/A	256,987	Estimated Completion Date December 2003
Water’s Edge I (2)	Los Angeles, CA	100%	N/A	245,530	Complete
Water’s Edge II (2)	Los Angeles, CA	N/A	2	130,000	Undeveloped
Undeveloped Owned Properties -
Glendale Center — Phase II	Glendale, CA	N/A	2	300,000	Undeveloped

			Total	1,023,915

(1)	We hold options at various terms for these properties as more fully described in our prospectus dated June 24, 2003.

(2)	We hold an option on a one-eighth partnership interest in these two properties.

Maguire Properties, Inc.

Third Quarter 2003

MANAGEMENT STATEMENTS ON NON-GAAP SUPPLEMENTAL MEASURES

Funds from Operations:

We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

EBITDA:

We believe that earnings before interest, taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should be considered only as supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA is not a measure of our financial performance and should not be considered as an alternative to net income as an indicator of our operating performance. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not comparable to such other REITs’ EBITDA.

Maguire Properties, Inc.

Third Quarter 2003

MANAGEMENT STATEMENTS ON NON-GAAP SUPPLEMENTAL MEASURES – continued

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.